UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Security Bank Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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SECURITY BANK CORPORATION

4219 Forsyth Road

P.O. Box 4748

Macon, Georgia 31210

(478) 722-6200

May [    ], 2008

Dear Shareholder:

You are cordially invited to attend a special meeting of shareholders to be held on Thursday, June 26, 2008, at 9:00 a.m. at Security Bank Corporation’s headquarters located at 4219 Forsyth Road, Macon, Georgia. At the special meeting of shareholders, you will be asked to approve an amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized shares to include non-voting common stock and to approve the exchange of outstanding stock appreciation rights for warrants to purchase shares of non-voting common stock. Your affirmative vote on these matters is important, and we appreciate your continued support.

We hope you can attend the meeting in person, but even if you plan to do so, we encourage you to vote your shares ahead of time by using the enclosed proxy card, the telephone or Internet. This will ensure that you will be represented at the meeting. If you attend the meeting and prefer to vote in person, you may do so. The attached proxy statement explains more about proxy voting and the items on which you will be voting. Please read it carefully.

We look forward to seeing you at the special meeting of shareholders on June 26, 2008.

Sincerely,

Alford C. Bridges

Chairman of the Board

PLEASE VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY OR YOU CAN VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS ON THE PROXY CARD.

SECURITY BANK CORPORATION

4219 Forsyth Road

P.O. Box 4748

Macon, Georgia 31210

(478) 722-6200

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

June 26, 2008

TO THE SHAREHOLDERS OF SECURITY BANK CORPORATION:

A Special Meeting of Shareholders of Security Bank Corporation, a Georgia corporation, will be held at Security Bank Corporation’s headquarters located at 4219 Forsyth Road, Macon, Georgia, on Thursday, June 26, 2008, at 9:00 a.m., to consider and vote upon the following matters:

(I)	approval of a proposed amendment of the Amended and Restated Articles of Incorporation to increase the number of authorized shares to include non-voting common stock;

(II)	approval of the exchange of outstanding stock appreciation rights for warrants to purchase shares of non-voting common stock; and

(III)	to act upon such other matters as may properly come before the meeting or any reconvened meeting following any adjournment thereof.

Information relevant to these matters is set forth in the attached Proxy Statement. Only shareholders of record at the close of business on May 9, 2008 may vote at the meeting.

You are invited to attend the meeting in person. Whether or not you plan to attend the meeting personally, please complete, sign and date the enclosed proxy, and return it as soon as possible in the enclosed postage prepaid envelope. In some cases, you may be able to exercise your proxy by telephone or by the Internet. Please refer to the Proxy Statement for further information on telephone and Internet voting. You may revoke your proxy at any time prior to its exercise, and you may attend the meeting and vote in person, even if you have previously returned your proxy.

The Security Bank Corporation Board of Directors has unanimously approved the proposed amendment to the Amended and Restated Articles of Incorporation and the proposed exchange of warrants for stock appreciation rights, and unanimously recommends that shareholders vote “FOR” approval of both.

By Order of the Board of Directors

Linda L. Cassidy

Secretary

Macon, Georgia

May [    ], 2008

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE, OR YOU CAN VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

VOTING	1

PROXIES	2

BACKGROUND OF THE PROPOSALS	3

PROPOSAL I—APPROVAL OF AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES TO INCLUDE NON-VOTING COMMON STOCK	5

PROPOSAL II—APPROVAL OF THE EXCHANGE OF STOCK APPRECIATION RIGHTS FOR NON-VOTING WARRANTS	9

INTEREST OF CERTAIN PERSONS UPON MATTERS TO BE ACTED UPON	11

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	11

OTHER MATTERS WHICH MAY COME BEFORE THE MEETING	13

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING	13

HOUSEHOLDING MATERIALS	13

ANNUAL REPORT	13

FORWARD-LOOKING STATEMENTS

APPENDICES

Appendix A Amended And Restated Articles Of Incorporation	A-1

SECURITY BANK CORPORATION

4219 Forsyth Road

P. O. Box 4748

Macon, Georgia 31210

(478) 722-6200

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

JUNE 26, 2008

This Proxy Statement is furnished to the shareholders of Security Bank Corporation in connection with the solicitation of proxies by our Board of Directors to be voted at the Special Meeting of Shareholders, and at any adjournments thereof, to be held on June 26, 2008 at 9:00 a.m. at Security Bank Corporation’s headquarters at 4219 Forsyth Road, Macon, Georgia (the Special Meeting).

This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about May [    ], 2008.

As used in this Proxy Statement, the terms “the Company,” “we,” “our” and “us” all refer to Security Bank Corporation and its subsidiaries.

VOTING

At the close of business on May 9, 2008, the record date for the Special Meeting, the Company had [            ] shares of common stock of the Company, par value $1.00, referred to herein as Common Stock, outstanding and entitled to vote at the Special Meeting. On each proposal presented for a vote at the Special Meeting, each shareholder is entitled to one vote per share of Common Stock held as of the record date.

A quorum for the purposes of all matters to be voted on shall consist of shareholders representing, in person or by proxy, a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting. Shares represented at the Special Meeting that are abstained or withheld from voting will be considered present for purposes of determining a quorum at the Special Meeting. If less than a majority of the outstanding shares of Common Stock is represented at the Special Meeting, a majority of the shares so represented may adjourn the Special Meeting to another date, time or place.

The vote required to approve the proposal to amend the Amended and Restated Articles of Incorporation to authorize non-voting common stock (Proposal I) is governed by Georgia law and our Amended and Restated Articles of Incorporation and is the affirmative vote of the holders of two-thirds (2/3) of all classes of stock entitled to vote. Because the affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock entitled to vote at the Special Meeting is needed, the failure to vote in person or by proxy will have the same effect as a vote against the proposed amendment. Abstentions and broker non-votes also will have the same effect as a vote against the proposed amendment. Accordingly, the Company’s Board of Directors urges shareholders to promptly vote by completing, dating, and signing the accompanying proxy card and to return it promptly in the enclosed postage-paid envelope, or, if you hold your stock in “street name” through a bank or broker, by following the voting instructions of your bank or broker.

The vote required to approve the proposed exchange of stock appreciation rights for non-voting warrants (Proposal II) is a majority of the votes cast at the meeting, either by proxy or in person, provided a quorum is present. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes and will have no effect.

Any other matter that may be submitted to shareholders will be determined by a majority of the votes cast at the meeting, either by proxy or in person. Votes withheld and broker non-votes will not be counted and will have no effect.

As of May 1, 2008, our directors and executive officers held 5,260,365 shares of Common Stock, or approximately 20.19% of all outstanding Common Stock, and we believe that all of those shares will be voted in favor of Proposals I and II.

PROXIES

This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation by the Company’s Board of Directors of proxies from our shareholders for use at the Special Meeting.

In addition to this solicitation by mail, the directors, officers and employees of the Company and its subsidiaries, without additional compensation, may solicit proxies in favor of the proposals if deemed necessary, by personal contact, letter, telephone or other means of communication. The Company has retained Regan & Associates, Inc. to assist in the solicitation of proxies for a fee of approximately $22,500. Brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation material to the beneficial owners of the shares of Common Stock of the Company where appropriate, and the Company will reimburse them for their reasonable expenses incurred in connection with such transmittals. The costs of solicitation of proxies for the Special Meeting will be borne by the Company.

Shareholders of record may simplify their voting and reduce the Company’s costs by voting their shares via the telephone or the Internet. Instructions for voting via telephone or the Internet are set forth on the enclosed proxy card. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. These procedures enable shareholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. If your shares are held in the name of a bank or broker, the availability of telephone and Internet voting will depend on the voting processes of the applicable bank or broker; therefore, it is recommended that you follow the voting instructions on the form you receive. If you choose not to vote by telephone or the Internet, please mark your choices on the enclosed proxy card and then date, sign and return the proxy card at your earliest opportunity.

All proxies properly voted by telephone or the Internet and all properly executed written proxy cards that are delivered to the Company (and not later revoked) will be voted at the Special Meeting in accordance with the directions given. In voting with regard to Proposal I and Proposal II, you may vote for or against each proposal or abstain from voting. You should specify your choices on the proxy card. IF NO SPECIFIC INSTRUCTIONS ARE GIVEN WITH REGARD TO THE MATTERS TO BE VOTED UPON, THE SHARES REPRESENTED BY A SIGNED PROXY CARD WILL BE VOTED “FOR” PROPOSALS I AND II LISTED ON THE PROXY CARD. If any other matters properly come before the Special Meeting, the persons named as proxies will vote upon such matters according to their judgment.

All proxy cards delivered pursuant to this solicitation are revocable at any time before they are voted by giving written notice to Ms. Linda L. Cassidy, Corporate Secretary, Security Bank Corporation, P.O. Box 4748, Macon, Georgia 31208, by delivering a later dated proxy card, or by voting in person at the Special Meeting.

BACKGROUND OF THE PROPOSALS

On April 28, 2008, the Company entered into a Subordinated Note and Securities Purchase Agreement (Purchase Agreement), by and among the Company, its newly formed and wholly owned Georgia subsidiary, Security Interim Holding Corporation (SBKC Interim), and two investment funds managed by subsidiaries of FSI Group, LLC (the Purchasers). Pursuant to the Purchase Agreement, the Company sold, through SBKC Interim, $40 million of subordinated notes (the Notes) that bear an interest rate of 9.5%, are callable after the first five years (there is a premium if the Notes are called prior to the seventh year) and mature in April 2018. A portion of the net proceeds from the sale of the Notes was used by the Company to retire approximately $10.5 million in debt and the remainder of the proceeds has been retained for general corporate purposes, including capital contributions to maintain its subsidiary banks at “well capitalized” levels.

Given the operating environment for community banks in the Southeast and the Company’s own performance over the last six to nine months, the Company has been exploring various capital raising alternatives to ensure that its six subsidiary banks remain “well capitalized.” As part of this overall capital plan, over the last four to five months the Company’s management and Board of Directors have discussed and reviewed capital proposed from several potential investors, including both a potential director investor group and the Purchasers. In February, the Company announced a rights offering for common stock where the Company intended to raise up to $35 million from its current shareholders. On March 13, 2008, the Company closed the rights offering for common stock and raised approximately $10 million of Tier I capital from current shareholders and $18 million in Tier I capital from two standby purchasers, who are also shareholders. One of the standby purchasers is a board member of the Company and the other standby purchaser is a director of one of our subsidiary banks. Both standby purchasers were excluded from the Company’s Board of Directors’ deliberations and determination of the offering price for the rights offering.

Following the rights offering and in light of the continued and rapid deterioration in credit quality in the Company’s markets, the Company resumed discussions with potential investors about alternative means of raising additional capital. In early April, the Company decided to pursue in earnest a capital-raising transaction with the Purchasers on terms substantially similar to those outlined by the Purchasers in mid-February. The parties negotiated the structure and terms of the proposed transaction, including exploring various accounting and regulatory issues surrounding the terms of the transaction. During early February, a few of our directors formed an investment group and made an alternative proposal to the Company for an investment transaction. These directors, who were deemed to be interested parties, were excluded from all deliberations and discussions related to the directors’ proposal and the Purchasers’ proposal. After evaluating the two proposed transactions, the Board of Directors determined it was in the Company’s best interest to proceed with the transaction with the Purchasers.

On April 28, 2008, the Company executed the Purchase Agreement. The $40 million of capital raised by the sale of the Notes will count as Tier II capital for the Company, which is in addition to the $28 million of Tier I capital raised by the Company in the rights offering. The Company believes it was necessary to quickly raise this capital as part of its overall plan to maintain its subsidiary banks as “well capitalized,” particularly given the current difficult operating environment for the Company’s subsidiary banks and the uncertainty surrounding the general economy, the credit cycle and real estate markets.

In connection with the issuance and sale of the Notes by SBKC Interim, the Company issued to the Purchasers immediately exercisable warrants to purchase 2,552,717 shares of the Common Stock at an exercise price of $6.58 per share, subject to certain adjustments. These warrants are referred to herein as the Voting Warrants. Upon the exercise of the Voting Warrants, the Company will be required to issue Common Stock to the Purchasers. This issuance of Common Stock will have the effect of diluting the ownership percentage of current shareholders. The Purchasers have, however, agreed to limit their ownership of the outstanding voting Common Stock to 9.9%.

Also in connection with issuance and sale of the Notes, the Company issued the Purchasers 3,526,310 stock appreciation rights (SARs) that, when exercised, will entitle the holders to receive a cash payment from the Company in an amount equal to the number of outstanding SARs multiplied by the Fair Market Value of a share of Common Stock on the exercise date above the exercise price. The SARs may be exercised by the holders at a price that is equal to $6.58 per SAR, subject to certain adjustments. The exercise of the SARs will not require the Company to issue any additional shares of Common Stock, but will require the Company to settle the SARs in cash.

Under the terms of the Purchase Agreement, the Company agreed to seek shareholder approval for: (1) Proposal I, which would amend the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares to include non-voting common stock, referred to herein as Non-Voting Stock, and (2) Proposal II, which would permit the exchange of the SARs on a one-for-one basis for non-voting warrants exercisable for Non-Voting Stock. Such non-voting warrants are referred to herein as Non-Voting Warrants. If shareholders approve Proposals I and II, the SARs will be exchanged for Non-Voting Warrants, which may be exercised at a price equal to $5.92 per share, subject to certain adjustments, to purchase 3,526,310 shares of Non-Voting Stock. In addition, as explained in Proposal I below, the Non-Voting Stock is convertible into shares of voting Common Stock under certain limited circumstances.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF BOTH PROPOSALS I AND II.

PROPOSAL I—APPROVAL OF AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES TO INCLUDE NON-VOTING COMMON STOCK

On April 28, 2008, our Board of Directors voted to amend the Company’s Amended and Restated Articles of Incorporation. The proposed amendment, which is subject to the approval of two-thirds of the holders of Common Stock, would authorize 10,000,000 shares of Non-Voting Stock, making the total number of authorized shares of all classes of Common Stock 60,000,000 shares. The total authorized shares would therefore consist of 50,000,000 shares of voting Common Stock and 10,000,000 shares of Non-Voting Stock. The proposed amendment will not increase the number of authorized shares of voting Common Stock. The Board of Directors unanimously recommends that shareholders vote “For” approval of this amendment.

Reasons for Shareholder Approval

The Company’s Amended and Restated Articles of Incorporation require shareholder approval to amend the Amended and Restated Articles of Incorporation. In addition, pursuant to the terms of the Purchase Agreement, the Company has agreed to submit to shareholders a proposed amendment to the Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock to include Non-Voting Stock, which would convert to voting Common Stock upon certain transfers of the Non-Voting Stock to third parties, as described in the following paragraph.

Non-Voting Common Stock

The Non-Voting Stock carries dividend rights equal to those of the Company’s Common Stock, which entitles it to dividends and other distributions as may be declared, from time to time, by the Board of Directors. All dividends paid with respect to Non-Voting Stock will be paid pro-rata to the holders of such shares. Each share of Non-Voting Stock is convertible into one share of voting Common Stock upon the sale, transfer or other disposition of the shares Non-Voting Stock under the following conditions: (i) in a widespread public distribution, as contemplated by Board of Governors of the Federal Reserve System (the Federal Reserve Board) regulations and policies; (ii) pursuant to private sales to purchasers in which no transferee (or group of associated transferees) would receive 2% or more of the outstanding equity securities of any class of voting securities of the Company; (iii) in a sale to a transferee that would control more than 50% of the outstanding equity securities of any class of voting securities of the Company; and (iv) in any other transaction approved in advance by the Federal Reserve Board.

Shares of the Non-Voting Stock have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions. All shares of the Non-Voting Stock redeemed or repurchased will be retired and canceled and will not be available for reissuance.

The shares of Non-Voting Stock do not have any voting rights, except those as required by law, and they do not have any preemptive or preferential rights to subscribe for or purchase additional shares of voting Common Stock or shares of Non-Voting Stock. Additionally, holders of Common Stock do not have preemptive rights to subscribe for or purchase additional shares of Common Stock. Accordingly, the issuance of additional shares of Common Stock for corporate purposes other than a stock split or stock dividend, such as in a conversion of Non-Voting Stock for voting Common Stock, will have a dilutive effect on the ownership and voting rights of holders of voting Common Stock at the time of issuance.

Consequences of Shareholder Approval

If Proposal I is approved, the number of authorized shares will be increased and the Board of Directors will have the right to issue, without shareholder approval, up to 10,000,000 shares of Non-Voting Stock. This increase in the number of authorized shares to include Non-Voting Stock is necessary to effect the exchange of SARs for

Non-Voting Warrants as set forth in Proposal II. If Proposal I and Proposal II are approved by the shareholders, the SARs will be exchanged for an equivalent number of Non-Voting Warrants. Non-Voting Warrants will then be exercisable for shares of Non-Voting Stock at a price equal to $5.92 per share, subject to certain adjustments.

If Proposal I is not approved, the SARs will not be exchanged for Non-Voting Warrants. If the SARs are not exchanged, the holders will be able to exercise the SARs after January 23, 2009, and the holders will be entitled to receive a cash payment from the Company in an amount equal to the number of the SARs outstanding, multiplied by the excess of the Fair Market Value of a share of Common Stock on the exercise date above the exercise price of $6.58 per SAR, which is subject to adjustment under certain circumstances). The exercise of the SARs could require the Company to make a large cash payment to the holders of the SARs at a time when the Company may not have the cash on hand to do so. Additionally, under applicable accounting rules, while the SARs are outstanding, the Company must record changes in the excess of the Fair Market Value of a share of the Company’s Common Stock over the Fair Market Value used to initially record the SARs ($7.48 per SAR). Retention of the SARs could result in an expense on the Company’s financial statements, if the Fair Market Value in the future exceeds $7.48, until the SARs are exercised for cash or until their 10-year term expires. Approval of Proposal I provides the Company with the ability to exchange the SARs for Non-Voting Warrants, which would allow the Company to remove the SARs as a liability on its financial statements, and it would also allow the Company greater flexibility in the future as to additional financings.

Proposed Amendment

The proposed Amendment to the Amended and Restated Articles of Incorporation would delete current Article 3 in its entirety and replace it with the following Article 3:

“(a) General. The corporation shall have the authority to issue 60,000,000 common shares with a par value of $1.00 per share, of which 50,000,000 shares will be voting common shares and 10,000,000 will be non-voting common shares.

(b) Non-Voting Common Shares. The number of non-voting common shares may from time to time be increased or decreased (but not below the number then outstanding) by the Board of Directors.

(i) Dividends. The holders of the non-voting common shares will participate in dividends and other distributions in cash, stock or property as may be declared by the board of directors, out of any assets legally available therefore, when, as and if declared by the board of directors, at the same rate and time as the holders of the voting common shares. No dividends or other distributions shall be declared by the Board of Directors or paid to holders of voting common shares unless the same dividend or other distribution is declared and paid to the holders of non-voting common shares at the same time.

No dividends on the non-voting common shares shall be declared by the corporation’s board of directors or paid or set apart for payment by the corporation at such time as the terms and provisions of any agreement of the corporation, including any agreement relating to its indebtedness and any related waiver or amendment thereto, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment is restricted or prohibited by law.

All dividends paid with respect to the non-voting common shares shall be paid pro rata to the holders of such shares entitled thereto; provided, however, that nothing in this Section 3(b) shall prevent the declaration of a dividend or other distribution of shares of voting common shares to holders of voting common shares and non-voting common shares to holders of non-voting common shares so long as, immediately following such dividend or other distribution, the number of voting common shares and non-voting common shares then outstanding bears the same relationship to each other as did the number of voting common shares and non-voting common shares outstanding immediately prior to such dividend or other distribution. Holders of non-voting common shares shall not be entitled to any dividend, whether payable in cash, property or shares of any class or series (including the non-voting common shares), in excess of the dividends on the non-voting common shares as provided herein.

(ii) Redemption. The non-voting common shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions. All non-voting common shares redeemed or repurchased pursuant to this Section 3(b) shall be retired and canceled and shall not be available for reissuance.

(iii) Conversion. The non-voting common shares shall convert in accordance with the provisions of this Section 3(b).

(A) Conditions of Conversion. Each non-voting common share is convertible into one voting common share. The non-voting common shares shall convert into voting common shares upon the sale, transfer or other disposition of the non-voting common shares under the following conditions: (i) in a widespread public distribution as contemplated by Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) regulations and policies; (ii) pursuant to private sales to purchasers in which no transferee (or group of associated transferees) would receive 2% or more of the outstanding equity securities of any class of voting securities of the corporation; (iii) in a sale to a transferee that would control more than 50% of the outstanding equity securities of any class of voting securities of the corporation; and (iv) in any other transaction approved in advance by the Federal Reserve Board.

(B) No Impairment. The corporation will not by amendment of its Amended and Restated Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out the provisions of this Section 3(b) and in the taking of all such action as may be reasonably appropriate in order to protect the rights of the holders of the non-voting common shares under this Section 3(b) against impairment.

(C) No Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of the non-voting common shares, and the aggregate number of shares of Common Stock to be issued upon such conversion to a particular shareholder shall be rounded down to the nearest whole share. The corporation shall pay in cash the fair market value of any fractional shares as of the time when entitlement to receive such fractions is determined. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of non-voting common shares the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such conversion.

(D) Reservation of Stock Issuable Upon Conversion. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the non-voting common shares, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding non-voting common shares. The corporation shall take all action necessary so that all voting common shares that may be issued upon conversion of non-voting common shares will upon issue be validly issued, fully paid, and non-assessable, and free from all liens and charges in respect of the issuance or delivery thereof.

(iv) Voting Rights. Except as required by law, the holders of non-voting common shares shall have no voting rights.

(v) No Preemptive, Preferential or Registration Rights. The holders of the non-voting common shares will not have any preemptive or preferential rights. The holders of the non-voting common shares will not be entitled to any rights to require the registration of, and the corporation has no obligation to register, any shares of the non-voting common shares under federal or state securities laws.

(vi) Miscellaneous.

(A) Nothing herein contained shall prevent the corporation’s Board of Directors from creating, authorizing or issuing at any time other series or classes of corporation capital stock in accordance with the provisions of this Article 3.

(B) To the extent required, appropriate written restrictions on the transfer of non-voting common shares shall be imposed by the corporation’s Board of Directors to insure compliance with applicable securities laws.”

Vote Required

Approval of the amendment to the Amended and Restated Articles of Incorporation requires the affirmative vote of holders of two-thirds of all classes of stock entitled to vote. The failure of a shareholder to submit a proxy or to vote in person at the Special Meeting, as well as abstentions and broker non-votes, will have the same effect as a vote against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL TO AMEND THE AMENDED AND RESTATED ARTICLES OF INCORPORATION.

PROPOSAL II—APPROVAL OF THE EXCHANGE OF STOCK APPRECIATION RIGHTS FOR NON-VOTING WARRANTS

As described above, under the “Background of the Proposals,” the Company issued SARs to the Purchasers in connection with the issuance and sale of the Notes by SBKC Interim. If Proposal I above is approved by the shareholders and the Amended and Restated Articles of Incorporation are amended to authorize Non-Voting Stock, and if this Proposal II is approved by the shareholders, then the SARs will be exchanged for Non-Voting Warrants, which will then be exercisable for shares of Non-Voting Stock. The Board of Directors recommends that shareholders vote “For” approval of the exchange of SARs for the Non-Voting Warrants.

Reasons for Shareholder Approval

The Company is seeking shareholder approval to permit the exchange of the SARs for the Non-Voting Warrants. The Non-Voting Warrants will be exercisable by the Purchasers for Non-Voting Stock. The Nasdaq Marketplace Rules, which the Company is subject to by virtue of its shares being listed for trading on the Nasdaq Global Select Market, require shareholder approval of certain private placements of securities. The Nasdaq Marketplace Rules require shareholder approval if, in connection with a private placement, the issuance by the Company of its Common Stock, or securities convertible into or exercisable for Common Stock, would equal 20% or more of the Common Stock outstanding before the issuance and the issuance is for less than the greater of book or market value of the stock.

Shareholder approval of the exchange of SARs for Non-Voting Warrants is required because the Non-Voting Warrants are exercisable for shares of Non-Voting Stock, which are convertible into shares of voting Common Stock in certain circumstances, and, as a result, it is possible that the Company could issue an aggregate amount of Common Stock representing more than 20% of the Company’s currently outstanding shares of Common Stock in this transaction. Additionally, because the Non-Voting Warrants are exercisable for shares of Non-Voting Stock at a price that is equal to $5.92 per share, the Common Stock issued in this transaction would be below the current book and market value of the Common Stock.

Exchange of the Stock Appreciation Rights

If the SARs are retained by the Purchasers, rather than being exchanged for Non-Voting Warrants, the SARs will ultimately require a cash payment from the Company. This cash payment could potentially adversely affect the Company’s liquidity and earnings. If the Company does not have the cash on hand to make the payment to the holders of the SARs, the Company could be required to enter into a credit facility or raise additional capital to provide the needed liquidity. Although the issuance of the SARs and the subsequent payment to the holders upon exercise would not dilute the stock ownership of the current shareholders, if the Company were required to raise additional capital in the form of a stock offering, then that offering could dilute the ownership of the current shareholders. In addition to the potentially large cash payment due to the holders, the SARs may create volatility in the reported earnings of the Company. Because the SARs must be recorded as a liability and marked to market to reflect the current value each reporting period, there could be unpredictable swings in the reported earnings for the Company. Furthermore, the SARs may result in a reduction in the Company’s reported earnings and its consolidated regulatory capital levels if the Company’s common stock price increases over time. Any increase in the Company’s common stock price above the Fair Market Value used to initially record the SARs ($7.48) will have the aforementioned results, and the potential reduction in earnings will only grow higher as the stock price rises.

The Board of Directors, after considering all factors, determined it is in the best interest of the Company to exchange the SARs for Non-Voting Warrants. Once the SARs have been exchanged, the Company will be able to reclassify the liability related to the SARs to shareholders’ equity on its financial statements. Although the issuance of the Non-Voting Warrants could dilute the ownership percentage of the current shareholders, the Board of Directors determined that the exchange of the SARs for Non-Voting Warrants and the removal of the SARs liability would be more beneficial to the Company. To effect the exchange of the SARs, the shareholders must approve Proposal I for an amendment to the Amended and Restated Articles of Incorporation to include Non-Voting Stock. If either Proposal I or Proposal II is not approved, then the SARs will not be exchanged for Non-Voting Warrants and the Company will continue to have the possibility of an expense on its financial statements that equals the number of outstanding SARs multiplied by the excess of the Fair Market Value of the Company’s common stock at the exercise date over the exercise price used to initially record the SARs ($7.48).

Consequences of Shareholder Approval

If Proposal II is approved, the holders of SARs will exchange the SARs for Non-Voting Warrants. However, this exchange is conditioned on the approval of Proposal I for the increase in authorized shares to include Non-Voting Stock. If Proposal I and Proposal II are approved by the shareholders, the SARs will be exchanged for an equivalent number of Non-Voting Warrants, which will then be exercisable for shares of Non-Voting Stock at a price equal to $5.92 per share, subject to certain adjustments.

If Proposal I or II is not approved, the SARs will not be exchanged for Non-Voting Warrants. If the SARs are not exchanged, the holders will be able to exercise the SARs after January 23, 2009, and the holders will be entitled to receive a cash payment from the Company in an amount equal to the number of the SARs outstanding multiplied by the excess of the Fair Market Value of the Common Stock on the exercise date above the Fair Market Value of the Common Stock used to initially value the SARs ($7.48). The exercise of the SARs could require the Company to make a large cash payment to the holders of the SARs at a time when the Company may not have the cash on hand to do so. Additionally, under applicable accounting rules, while the SARs are outstanding, the Company must record changes in the excess of the market price of the Company’s Common Stock over the market price used to initially record the SARs ($7.48). Retention of the SARs may result in an expense, if the Company’s common stock market price is greater than the initial market price used to initially record the SAR, on the Company’s financial statements each quarter until the SARs are exercised for cash. Approval of Proposal II provides the Company with the ability to exchange the SARs for Non-Voting Warrants, which would allow the Company to remove the liability related to the SARs on its financial statements thus eliminating the potentially adverse impact on liquidity and capital for the Company and a potential source of earnings volatility.

Vote Required

Approval of this Proposal requires the affirmative vote of holders of a majority of votes cast. The failure of a shareholder to submit a proxy or to vote in person at the Special Meeting, as well as abstentions and broker non-votes, will not be considered to be either affirmative or negative votes and will have no effect.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL TO APPROVE THE EXCHANGE OF STOCK APPRECIATION RIGHTS FOR NON-VOTING WARRANTS.

INTEREST OF CERTAIN PERSONS UPON MATTERS TO BE ACTED UPON

Gerald R. Francis will be elected as a member of the Board of Directors of the Company on May 20, 2008 as part of the Company’s obligations under the Purchase Agreement. Mr. Francis is Managing Director of the FSI Group, LLC, which controls the general partners of each of the Purchasers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based on information provided to the Company, set forth in the table below is information regarding beneficial ownership of our Common Stock as of May 1, 2008 for the following persons:

•	each person known by us to beneficially own more than 5% of our outstanding Common Stock;

•	each of our executive officers;

•	each of our directors; and

•	all of our directors and executive officers of the Company as a group.

Unless otherwise indicated, the address of each of the named individuals is Security Bank Corporation, 4219 Forsyth Road, Macon, Georgia, 31210.

Name	Shares of Common Stock Beneficially Owned(1)		Percentage of Common Stock Outstanding(2)
FSI Group, LLC(3)	2,552,717		9.80%
Invesco Ltd.(4)	2,455,459		9.43%
Jonathan W. Been(5)	1,883,258		7.23%

Edward M. Beckham, II	101,000		0.39%
Alford C. Bridges	326,414		1.25%
Frank H. Childs, Jr.	66,840		0.26%
Thad G. Childs, Jr.	208,691	(6)	0.80%
Tony E. Collins	52,775	(7)	0.20%
Richard A. Collinsworth	125,778	(8)	0.48%
Benjamin W. Griffith, III	2,107,820	(9)	8.09%
James R. McLemore	61,288	(10)	0.24%
Ruthie G. McMichael	66,108	(11)	0.25%
Robert T. Mullis	483,580	(12)	1.86%
Ben G. Porter	241,982	(13)	0.93%
John W. Ramsey	550,000	(14)	2.11%
Robert M. Stalnaker	21,480	(15)	0.08%
H. Cullen Talton, Jr.	36,997		0.14%
Joe E. Timberlake, III	282,438	(16)	1.08%
H. Averett Walker	222,070	(17)	0.86%
Larry C. Walker	126,006	(18)	0.48%
Richard W. White	96,722	(19)	0.37%
James R. Williams	82,376	(20)	0.32%

Directors and executive officers as a group (19 persons)	5,260,365		20.19%

(1)	A person is deemed to be a “beneficial owner” of a security if he or she has or shares the power to vote or direct the voting of security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days from May 1, 2008. More than one person may be deemed to be a beneficial owner of the same securities. All persons shown in the table above have sole voting and investment power, except as otherwise indicated.

(2)	Calculated on a basis of 23,240,082 shares outstanding and includes 244,629 options exercisable within 60 days of May 1, 2008 and 6,300 shares of restricted stock.
(3)	The address of FSI Group, LLC is 441 Vine Street, Suite 1300, Cincinnati, Ohio 45202. Information is based solely on a Schedule 13G filed with the Securities and Exchange Commission on May 7, 2008. Consists of (i) 2,233,627 shares of Common Stock issuable pursuant to a warrant issued to Financial Stocks Capital Partners V L.P (FSCP V) that is currently exercisable, and (ii) 319,090 shares of Common Stock issuable pursuant to a warrant issued to Financial Stocks Capital Partners IV L.P. (“FSCP IV”) that is currently exercisable. Finstocks Capital Management V, LLC is the general partner of FSCP V. Finstocks Capital Management V, LLC is a subsidiary of FSI Group, LLC, which is controlled by Steven N. Stein and John M. Stein, who have the power to vote and dispose of the shares being reported. Finstocks Capital Management IV, LLC is the general partner of FSCP IV. Finstocks Capital Management IV, LLC is a subsidiary of FSI Group, LLC, which is controlled by Steven N. Stein and John M. Stein, who have the power to vote and dispose of the shares being reported. Finstocks Capital Management V, LLC, Finstocks Capital Management IV, LLC, FSI Group, LLC, Steven N. Stein and John M. Stein each disclaim beneficial ownership of securities held by FSCP V and FSCP IV except to the extent of any pecuniary interest therein. Each of FSCP V and FSCP IV disclaims beneficial ownership of shares held by the other except to the extent of any pecuniary interest therein.
(4)	The address of Invesco Ltd. is 1360 Peachtree Street NE, Atlanta, Georgia 30309. Information is based solely on Schedule 13G filed by Invesco Ltd., on behalf of its subsidiary PowerShares Capital Management LLC, with the Securities and Exchange Commission on February 29, 2008. Invesco Ltd. has the sole power to vote 2,455,459 shares and the sole power to dispose of 2,455,459 shares.
(5)	The address of Jonathan W. Been is 3137 Chestnut Drive, Chamblee Georgia 30340. Information is based solely on a Schedule 13G/A, filed with the Securities and Exchange Commission on April 1, 2008. Jonathan W. Been has the sole power to vote 1,883,258 shares and the sole power to dispose of 1,883,258 shares.
(6)	Mr. Childs has pledged 208,691 shares of Common Stock as collateral.
(7)	Includes 7,775 shares subject to presently exercisable options.
(8)	Includes 90,187 shares subject to presently exercisable options and 2,300 shares of restricted stock, all of which are vested. Mr. Collinsworth has pledged 21,330 shares of Common Stock as collateral.
(9)	Includes 267,865 shares held by Griffith Family Charitable Foundation, Inc. Mr. Griffith disclaims beneficial ownership of these shares.
(10)	Includes 57,219 shares subject to presently exercisable options.
(11)	Includes 2,410 shares held by Mrs. McMichael’s husband and 9,426 shares titled solely to Mrs. McMichael’s son.
(12)	Includes 227,978 shares held by an affiliated corporation; 16,335 shares held jointly with Michael C. Griffin; and 118,144 shares for which Mr. Mullis holds a power of attorney. In addition, 194,274 shares of Common Stock beneficially owned by Mr. Mullis have been pledged as collateral. Mr. Mullis disclaims beneficial ownership for the shares held jointly with Mr. Griffin and the shares for which he holds a power of attorney.
(13)	Mr. Porter has pledged 178,728 shares of Common Stock as collateral.
(14)	Includes 159,720 shares held in the name of GFSE, which is owned by Rams Head Ltd, a Subchapter S corporation owned by Mr. Ramsey. Mr. Ramsey has pledged 505,170 shares of Common Stock as collateral.
(15)	Includes 1,766 shares held by Mr. Stalnaker’s wife.
(16)	Includes 28,631 shares held by Mr. Timberlake as trustee for revocable family trusts and 12,150 shares held by a broker in an account in the name of Mr. Timberlake’s grandchildren, for which Mr. Timberlake is the custodian.
(17)	Includes 89,448 shares subject to presently exercisable options and 4,000 shares of restricted stock, all of which are currently vested. Mr. Walker has pledged 92,822 shares of Common Stock as collateral.
(18)	Includes 673 shares held by Mr. Walker’s wife and 76,850 shares titled in the name of David G. Walker and Lawrence C. Walker, Jr., Co-Trustees of the Lawrence C. Walker, Sr. Trust.
(19)	Includes 31,814 shares held jointly with Mr. White’s wife.
(20)	Includes 62,081 shares held jointly with Mr. Williams’ wife, and 4,838 shares that are titled solely to Mr. Williams’ wife. Mr. Williams has pledged 62,081 shares of Common Stock as collateral.

OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

Our Board of Directors knows of no matters other than those referred to in the accompanying Notice of the Special Meeting of Shareholders that may properly come before the Special Meeting. However, if any other matter should be properly presented for consideration and voting at the Special Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

Whether or not you expect to be present at the Special Meeting in person, please vote, sign, and date and return the enclosed proxy card promptly in the enclosed business reply envelope. No postage is necessary if mailed in the United States. If you prefer, you can vote by telephone or Internet by following the instructions on the enclosed proxy card.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Proposals of shareholders of the Company intended to be presented for consideration at the 2009 Annual Meeting of Shareholders of the Company must be received by the Company at its principal executive offices on or before December 4, 2008, in order to be included in the Company’s Proxy Statement and form of proxy relating to the 2009 Annual Meeting of Shareholders. Any shareholder proposal not received at the Company’s principal executive offices by February 17, 2009 will be considered untimely and, if presented at the 2009 Annual Meeting of Shareholders, the proxy holders will be able to exercise discretionary authority to vote on any such proposal to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

HOUSEHOLDING MATERIALS

The SEC’s rules permit us, with your permission, to send a single set of Proxy Statements to any household at which two or more shareholders reside if we believe that they are members of the same family. Each shareholder will continue to receive a separate proxy card. This procedure, known as householding, reduces the volume of duplicate information you receive and helps to reduce our expenses. In order to take advantage of this opportunity, we have delivered only one Proxy Statement to multiple shareholders who share an address, unless we received contrary instructions from the affected shareholders prior to the mailing date. We will deliver a separate copy of the Proxy Statement, as requested, to any shareholder at a shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of a Proxy Statement or Annual Report on Form 10-K, either now or in the future, you can request a separate copy of the Proxy Statement or Annual Report on Form 10-K by calling us at (478) 722-6200 or by writing to us at any time at the following address: Investor Relations, Security Bank Corporation, P.O. Box 4748, Macon, Georgia 31208.

A majority of brokerage firms have instituted householding. If your family has multiple holdings in the Company, you may have received householding notification directly from your broker. Please contact your broker directly if you have any questions, if you require additional copies of the Proxy Statement or Annual Report on Form 10-K, if you are currently receiving multiple copies of the Proxy Statement and Annual Report on Form 10-K and wish to receive only a single copy or if you wish to revoke your decision to household and thereby receive multiple statements and reports. These options are available to you at any time.

ANNUAL REPORT

Any shareholder who has not received a copy of our most recent Annual Report on Form 10-K, including the financial statements and the financial statement schedules as filed with the SEC, shall be furnished a copy without charge upon written request. Please direct your written request to: Lorraine D. Miller, Security Bank Corporation, P.O. Box 4748, Macon, Georgia 31208. A copy of the Annual Report on Form 10-K is also available on the SEC’s Internet site at http://www.sec.gov and on our website at www.securitybank.net.

APPENDIX A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

SECURITY BANK CORPORATION

.

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

SECURITY BANK CORPORATION

ARTICLE 1. NAME

The name by which such corporation is to be known is “Security Bank Corporation.”

ARTICLE 2. PURPOSE

The purpose of the corporation is to be a bank holding company pursuant to the Georgia Bank Holding Company Act (Ga. Laws 1976, P. 168, et seq.) and to purchase, own, and hold the stock of banking corporations and other corporations permitted by the laws of the State of Georgia and the laws of the United States. The corporation shall not acquire the stock of any bank until such time as the acquisition has been approved by all applicable bank regulatory agencies.

ARTICLE 3. AUTHORIZED SHARES

(a)    General. The corporation shall have the authority to issue 60,000,000 common shares with a par value of $1.00 per share, of which 50,000,000 shares will be voting common shares and 10,000,000 will be non-voting common shares.

(b)    Non-Voting Common Shares. The number of non-voting common shares may from time to time be increased or decreased (but not below the number then outstanding) by the Board of Directors.

(i)    Dividends. The holders of the non-voting common shares will participate in dividends and other distributions in cash, stock or property as may be declared by the board of directors, out of any assets legally available therefore, when, as and if declared by the board of directors, at the same rate and time as the holders of the voting common shares. No dividends or other distributions shall be declared by the Board of Directors or paid to holders of voting common shares unless the same dividend or other distribution is declared and paid to the holders of non-voting common shares at the same time.

No dividends on the non-voting common shares shall be declared by the corporation’s board of directors or paid or set apart for payment by the corporation at such time as the terms and provisions of any agreement of the corporation, including any agreement relating to its indebtedness and any related waiver or amendment thereto, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment is restricted or prohibited by law.

All dividends paid with respect to the non-voting common shares shall be paid pro rata to the holders of such shares entitled thereto; provided, however, that nothing in this Section 3(b) shall prevent the declaration of a dividend or other distribution of shares of voting common shares to holders of voting common shares and non-voting common shares to holders of non-voting common shares so long as, immediately following such dividend or other distribution, the number of voting common shares and non-voting common shares then outstanding bears the same relationship to each other as did the number of voting common shares and non-voting common shares outstanding immediately prior to such dividend or other distribution. Holders of non-voting common shares shall not be entitled to any dividend, whether payable in cash, property or shares of any class or series (including the non-voting common shares), in excess of the dividends on the non-voting common shares as provided herein.

(ii)    Redemption. The non-voting common shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions. All non-voting common shares redeemed or repurchased pursuant to this Section 3(b) shall be retired and canceled and shall not be available for reissuance.

(iii)    Conversion. The non-voting common shares shall convert in accordance with the provisions of this Section 3(b).

(A)    Conditions of Conversion. Each non-voting common share is convertible into one voting common share. The non-voting common shares shall convert into voting common shares upon the sale, transfer or other disposition of the non-voting common shares under the following conditions: (i) in a widespread public distribution as contemplated by Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) regulations and policies; (ii) pursuant to private sales to purchasers in which no transferee (or group of associated transferees) would receive 2% or more of the outstanding equity securities of any class of voting securities of the corporation; (iii) in a sale to a transferee that would control more than 50% of the outstanding equity securities of any class of voting securities of the corporation; and (iv) in any other transaction approved in advance by the Federal Reserve Board.

(B)    No Impairment. The corporation will not by amendment of its Amended and Restated Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out the provisions of this Section 3(b) and in the taking of all such action as may be reasonably appropriate in order to protect the rights of the holders of the non-voting common shares under this Section 3(b) against impairment.

(C)    No Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of the non-voting common shares, and the aggregate number of shares of Common Stock to be issued upon such conversion to a particular shareholder shall be rounded down to the nearest whole share. The corporation shall pay in cash the fair market value of any fractional shares as of the time when entitlement to receive such fractions is determined. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of non-voting common shares the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such conversion.

(D)    Reservation of Stock Issuable Upon Conversion. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the non-voting common shares, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding non-voting common shares. The corporation shall take all action necessary so that all voting common shares that may be issued upon conversion of non-voting common shares will upon issue be validly issued, fully paid, and non-assessable, and free from all liens and charges in respect of the issuance or delivery thereof.

(iv)    Voting Rights. Except as required by law, the holders of non-voting common shares shall have no voting rights.

(v)    No Preemptive, Preferential or Registration Rights. The holders of the non-voting common shares will not have any preemptive or preferential rights. The holders of the non-voting common shares will not be entitled to any rights to require the registration of, and the corporation has no obligation to register, any shares of the non-voting common shares under federal or state securities laws.

(vi)    Miscellaneous.

(A)    Nothing herein contained shall prevent the corporation’s Board of Directors from creating, authorizing or issuing at any time other series or classes of corporation capital stock in accordance with the provisions of this Article 3.

(B)    To the extent required, appropriate written restrictions on the transfer of non-voting common shares shall be imposed by the corporation’s Board of Directors to insure compliance with applicable securities laws.

ARTICLE 4. REGISTERED OFFICE

The street address and county of the registered office of the corporation shall be 4219 Forsyth Road, Macon, Georgia 31210. The registered agent at such address will be H. Averett Walker.

ARTICLE 5. REQUIRED VOTE

(a)    Except as set forth in subparagraph (b) of this Article 5, the affirmative vote of at least two-thirds (2/3) of all the votes entitled to be cast on the plan by all shares entitled to vote on the plan shall be required to approve:

(i)    any plan of merger or share exchange of the corporation with or into any other corporation; and

(ii)    any sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation to any other corporation, person or other entity.

(b)    If two-thirds of the directors of the corporation then in office have approved the Plan of Merger or Plan of Share Exchange and the corporation is the surviving corporation in a plan of merger or the acquiring corporation in a share exchange, shareholder approval is not required if: (1) the articles of incorporation of the corporation will not differ from the articles of the corporation before the merger or share exchange; (2) each share of stock of the corporation outstanding immediately before the effective date of the merger or share exchange is to be an identical outstanding or reacquired share immediately after the merger or share exchange; and (3) the number and kind of shares outstanding immediately after the merger or share exchange, plus the number and kind of shares issuable as a result of the merger or share exchange and by the conversion of securities issued pursuant to the merger or share exchange or the exercise of rights and warrants issued pursuant to the merger or share exchange, will not exceed the total number and kind of shares authorized by the Articles of Incorporation of the corporation immediately before the merger or share exchange.

ARTICLE 6. AMENDMENT

The directors of the corporation shall not amend these Articles of Incorporation unless the amendment is approved, at a shareholder meeting called for that purpose, by the affirmative vote of the holders of two-thirds (2/3) of all classes of stock entitled to vote in the election of directors.

ARTICLE 7. BOARD OF DIRECTORS

The board of directors of the corporation shall consist of not less than five (5) nor more than twenty-five (25) persons and shall be divided into three (3) classes: Class I, Class II and Class III which shall be as nearly equal in number as possible. The exact number of directors in each class shall be set by the board of directors or resolution of the shareholders adopted at the annual meeting of shareholders by the affirmative vote of a majority of the shares represented at the annual meeting. Each director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall hold office until the annual meeting of shareholders in 1999, each initial director in Class II shall hold office until the annual meeting of shareholders in 2000 and each initial director in Class III shall hold office until the annual meeting of shareholders in 2001. Directors in all classes shall be elected at the annual meeting of shareholders in 1998. At each annual shareholders meeting held thereafter, directors shall be chosen for a term of three (3) years, as the case may be, to succeed those whose terms expire. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

The maximum number of directors may be increased or decreased from time to time by amendment to this Article; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director. In the event of any increase or decrease in the authorized number of directors, each director then serving shall continue as a director of the class of which he or she is a member until the expiration of his current term, or his earlier resignation, removal from office or death. Newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the board of directors among the three classes of directors so as to maintain such classes as nearly equal as possible; provided, however, that there shall be no additional directors elected by the Board until the next meeting of the shareholders called for the purpose of electing directors. Each director shall serve until his successor is elected unless he or she should earlier resign, retire, be disqualified, die or be removed for cause as provided by law.

ARTICLE 8. LIMITATION ON DIRECTOR LIABILITY

The directors of the corporation are hereby released, discharged, remised and forgiven for any personal liability of monetary damages for breach of duty of care or other duty as a director to the corporation and its shareholders. All liability of directors to the corporation and its shareholders is hereby eliminated as completely and fully as permitted by O.C.G.A. §14-2-202(b)(4). The elimination of personal liability shall not be applied to:

(a)	Any appropriation, in violation of his or her duties, of any business opportunity of the corporation;

(b)	Acts or omissions which involve intentional misconduct or knowing violation of the law;

(c)	Any transaction from which the director receives an improper personal benefit;

(d)	Any type of liability set forth in O.C.G.A. §14-2-832.

ARTICLE 9. MAILING ADDRESS

The mailing address of the corporation is 4219 Forsyth Road, Macon, Georgia 31210.

IN WITNESS WHEREOF, the undersigned has set his hand and affixed his seal to these Amended and Restated Articles of Incorporation.

H. AVERETT WALKER, President and Chief Executive Officer